Exhibit 99.3
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma combined balance sheet as of June 30, 2006 and the unaudited pro forma combined statements of earnings for the six months ended June 30, 2006 and the year ended December 31, 2005 are based on the historical financial statements of Insight Enterprises, Inc. after giving effect to our acquisition of Software Spectrum, Inc. (the “Acquisition”) using the purchase method of accounting and borrowings of approximately $248,000,000 under our financing facilities (the “Borrowings”). For the purposes of these illustrative pro forma combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments.
     The unaudited pro forma combined balance sheet as of June 30, 2006 is presented as if the Acquisition and the Borrowings occurred on June 30, 2006. The unaudited pro forma combined statements of earnings for the six months ended June 30, 2006 and for the year ended December 31, 2005 are presented as if the Acquisition and the Borrowings had taken place on January 1, 2005. For additional information, see the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.
     The Acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the total purchase price presented in the accompanying unaudited pro forma combined financial statements was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.
     The unaudited pro forma combined financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future.
     The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with Insight Enterprises, Inc.’s historical consolidated financial statements for the year ended December 31, 2005 included in our Annual Report on Form 10-K for the year ended December 31, 2005 and our historical unaudited consolidated financial statements as of and for the six months ended June 30, 2006 included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as well as Software Spectrum, Inc.’s combined financial statements for the year ended December 31, 2005 included in Exhibit 99.1 to this Form 8-K and the unaudited combined financial statements as of and for the six months ended June 30, 2006 included in Exhibit 99.2 to this Form 8-K.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2006
(in thousands, except per share data)

	(1)	(2)
	Insight	Software	Pro Forma		Pro Forma
	Enterprises, Inc.	Spectrum, Inc.	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$138,252	$86,629	$(106,846	)(A)(F)	$118,035
Accounts receivable, net	429,978	493,223	—		923,201
Inventories	91,549	—	—		91,549
Inventories not available for sale/Deferred costs	21,800	52,755	(40,967	)(B)	33,588
Deferred income taxes and other current assets	31,289	14,494	(2,255	)(C)	43,528

Total current assets	712,868	647,101	(150,068)		1,209,901

Property and equipment, net	110,622	7,993	—		118,615
Buildings held for lease, net	19,151	—	—		19,151
Goodwill	87,404	149,480	36,707	(D)	273,591
Other intangibles, net	—	44,030	42,970	(E)	87,000
Deferred income taxes and other assets	32	32,199	(20,429	)(B)(C)(F)	11,802

	$930,077	$880,803	$(90,820)		$1,720,060

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$185,718	$462,775	$—		$648,493
Accrued expenses and other current liabilities	71,694	75,310	(5,522	)(A)(G)	141,482
Client payments in advance of shipment/Deferred revenue	23,887	43,154	(42,083	)(B)	24,958

Total current liabilities	281,299	581,239	(47,605)		814,933

Long-term financing facility	—	—	248,000	(A)	248,000
Deferred income taxes and other long-term liabilities	16,826	18,333	(9,984	)(B)	25,175

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	483	—	—		483
Additional paid-in capital	314,301	281,204	(281,204	)(H)	314,301
Retained earnings	292,414	—	—		292,414
Accumulated other comprehensive income – foreign currency translation adjustment	24,754	27	(27	)(H)	24,754

Total stockholders’ equity	631,952	281,231	(281,231)		631,952

	$930,077	$880,803	$(90,820)		$1,720,060

(1)	As reported in Insight Enterprises, Inc.’s June 30, 2006 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 8, 2006.

(2)	Derived from the financial statements included in Exhibit 99.2 to this Form 8-K/A.
See accompanying notes to unaudited pro forma combined financial statements.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
SIX MONTHS ENDED JUNE 30, 2006
(in thousands, except per share data)

	(1)	(2)
	Insight	Software	Pro Forma		Pro Forma
	Enterprises, Inc.	Spectrum, Inc.	Adjustments		Combined
Net sales	$1,626,007	$1,141,316	$(237,321	)(I)	$2,530,002
Costs of goods sold	1,422,702	1,034,074	(237,321	)(I)	2,219,455

Gross profit	203,305	107,242	—		310,547
Operating expenses:
Selling and administrative expenses	159,263	84,861	2,372	(J)	246,496
Severance and restructuring expenses	—	1,192	—		1,192

Earnings from operations	44,042	21,189	(2,372)		62,859
Non-operating (income) expense:
Interest income	(2,008)	—	—		(2,008)
Interest expense	1,069	622	7,573	(K)	9,264
Other expense (income), net	344	(3,500)	—		(3,156)

Earnings from continuing operations before income taxes	44,637	24,067	(9,945)		58,759
Income tax expense	15,773	12,771	(3,928	)(L)	24,616

Net earnings from continuing operations	$28,864	$11,296	$(6,017)		$34,143

Net earnings per share from continuing operations:
Basic	$0.60				$0.71

Diluted	$0.59				$0.70

Shares used in per share calculation:
Basic	48,140				$48,140

Diluted	48,710				$48,710

(1)	As reported in Insight Enterprises, Inc.’s June 30, 2006 Quarterly Report on Form 10-Q filed with the SEC on August 8, 2006.

(2)	Derived from the financial statements included in Exhibit 99.2 to this Form 8-K/A.
See accompanying notes to unaudited pro forma combined financial statements.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2005
(in thousands, except per share data)

	(1)	(2)
	Insight	Software	Pro Forma		Pro Forma
	Enterprises, Inc.	Spectrum, Inc.	Adjustments		Combined
Net sales	$3,183,707	$1,892,774	$(417,017	)(I)	$4,659,464
Costs of goods sold	2,809,167	1,718,208	(417,017	)(I)	4,110,358

Gross profit	374,540	174,566	—		549,106
Operating expenses:
Selling and administrative expenses	283,631	153,036	4,796	(J)	441,463
Severance and restructuring expenses	11,962	269	—		12,231
Reductions in liabilities assumed in a previous acquisition	(664)	—	—		(664)

Earnings from operations	79,611	21,261	(4,796)		96,076
Non-operating (income) expense:
Interest income	(3,394)	—	—		(3,394)
Interest expense	1,914	1,197	15,146	(K)	18,257
Other expense (income), net	853	869	—		1,722

Earnings from continuing operations before income taxes	80,238	19,195	(19,942)		79,491
Income tax expense	31,530	16,465	(7,877	)(L)	40,118

Net earnings from continuing operations	$48,708	$2,730	$(12,065)		$39,373

Net earnings per share from continuing operations:
Basic	$1.00				$0.81

Diluted	$0.99				$0.80

Shares used in per share calculation:
Basic	48,553				48,553

Diluted	49,042				49,042

(1)	Amounts are derived from the consolidated amounts reported in Insight Enterprises, Inc.’s annual financial statements for the year ended December 31, 2005, as included in our Form 10-K filed with the SEC on February 17, 2006, after giving effect to the sale of Direct Alliance, one of our reportable operating segments, as if the sale occurred on January 1, 2005. The 2005 results of Direct Alliance, as disclosed in Note 16 to the annual financial statements, have been removed from Insight Enterprises, Inc.’s historical consolidated results from continuing operations. Corporate charges of $694,000 and income tax expense of $161,000 previously allocated to Direct Alliance have been reallocated to continuing operations in deriving these amounts.

(2)	Derived from the financial statements included in Exhibit 99.1 to this Form 8-K/A.
See accompanying notes to unaudited pro forma combined financial statements.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     Insight Enterprises, Inc. (the “Company” or “Insight”) completed its acquisition of Software Spectrum, Inc. (“Software Spectrum”) on September 7, 2006 for a cash purchase price of $353,294,000, including preliminary working capital of $33,253,000, net of cash acquired. The purchase price is subject to a final working capital adjustment.
     The following unaudited pro forma combined balance sheet as of June 30, 2006 and the unaudited pro forma combined statements of earnings for the six months ended June 30, 2006 and year ended December 31, 2005 are based on the historical financial statements of Insight after giving effect to our acquisition of Software Spectrum (the “Acquisition”) using the purchase method of accounting and borrowings of approximately $248,000,000 under our financing facilities (the “Borrowings”). For the purposes of these illustrative pro forma combined financial statements, the entire Borrowings and the related interest expense, using current interest rates, were included in the pro forma adjustments. In conjunction with the Acquisition, we may incur future restructuring expenses that are not included in the pro forma combined financial statements.
     The unaudited pro forma combined balance sheet as of June 30, 2006 is presented as if the Acquisition and the Borrowings occurred on June 30, 2006. The unaudited pro forma combined statements of earnings for the six months ended June 30, 2006 and year ended December 31, 2005 are presented as if the Acquisition and the Borrowings had taken place on January 1, 2005.
     Certain pro forma adjustments were made to conform Software Spectrum’s revenue recognition policy to ours. Specifically, we record software maintenance contracts under net sales recognition and Software Spectrum records software maintenance contracts under gross sales recognition. Under net sales recognition, the cost to the software publisher is recorded as a reduction to sales resulting in net sales equal to the gross profit on the transaction and there is no costs of goods sold. Under gross sales recognition, the entire selling price is recorded in sales and cost is recorded in costs of goods sold. Accordingly, a pro forma adjustment was made to record Software Spectrum’s historical sales of software maintenance contracts in accordance with Insight’s net sales revenue recognition policy.
     The unaudited pro forma combined financial information is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)
2. PRELIMINARY PURCHASE PRICE ALLOCATION
     The following table summarizes the purchase price and the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Purchase price paid as:
Cash		$105,294
Borrowings on lines of credit		248,000
Acquisition costs		4,072

Total purchase price		357,366
Fair value of net assets acquired:
Current assets	$603,879
Identifiable intangible assets — see description below	87,000
Property and equipment	7,993
Other assets	10,218
Current liabilities	(529,562)
Long term liabilities	(8,349)

Total fair value of net assets acquired		171,179

Excess purchase price over fair value of net assets acquired (“goodwill”)		$186,187

     Under the purchase method of accounting, the purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over fair value of net assets acquired will be recorded as goodwill. The purchase price was preliminarily allocated using the information currently available, and we expect to adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, restructuring activities and revisions of preliminary estimates, particularly related to identifiable intangible assets. We expect the purchase price allocation to be finalized within the next twelve months.
     The estimated values of current assets and liabilities were based upon their historical costs on the date of acquisition due to their short-term nature. Property and equipment were also estimated based upon historical cost as they most closely approximated fair value. The estimated value of deferred revenue was based upon the guidance in EITF 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree”, and was calculated as the estimated cost to fulfill the contractual obligations acquired under various customer contracts plus a fair value profit margin. Additionally, of the total acquired deferred revenue, only approximately $1,300,000 will result in future cash flows as the majority of these contracts were prepaid when consummated in the pre-acquisition period.
     Identified intangible assets of $87,000,000 consist primarily of customer relationships, the trade name and non-compete agreements. The identifiable intangibles resulting from the Acquisition were amortized using the straight-line method over the following estimated useful lives:

Intangible Assets	Estimated Useful Life
Customer relationships	10 Years
Trade name	1 Year
Non-compete agreements	1 Year

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)
     Goodwill of $186,187,000 represents the excess of the purchase price over the estimated fair value assigned to tangible and identifiable intangible assets acquired and liabilities assumed from Software Spectrum. In accordance with current accounting standards, the goodwill is not amortized and will be tested for impairment annually in the fourth quarter of our fiscal year.
3. BORROWINGS
     On September 7, 2006, the Company entered into a credit agreement with various financial institutions that provides new credit facilities of up to $150,000,000 to finance in part the Acquisition and for general corporate purposes. The credit facilities are comprised of a five-year revolving credit facility in the amount of $75,000,000 and a five-year term loan facility in the amount of $75,000,000. Additionally, the Company amended its current accounts receivable securitization financing facility to increase the maximum funding under the facility from $200,000,000 to $225,000,000. On September 7, 2006, in order to fund the Acquisition of Software Spectrum, Insight borrowed approximately $173,000,000 under its accounts receivable securitization financing facility and $75,000,000 under its term loan facility. In conjunction with the Acquisition, no amounts were borrowed under the revolving credit facility. Deferred financing fees of $1,552,000 were capitalized in conjunction with the transaction and will be amortized over five years.
4. PRO FORMA ADJUSTMENTS
     The accompanying unaudited pro forma combined financial statements have been prepared as if the Acquisition was completed on June 30, 2006 for balance sheet purposes and on January 1, 2005 for statement of earnings purposes and reflect the following pro forma adjustments:
(A)	To record the reduction in cash and increase in borrowings used to fund the purchase price and to accrue direct acquisition costs of $4,072,000.
(B)	To reduce deferred revenue and the related deferred costs to the fair value associated with performance obligations assumed in the Acquisition.
(C)	To reflect the elimination of the historical deferred tax assets of Software Spectrum. As part of the Acquisition, we will file an Internal Revenue Code section 338(h)(10) election. Accordingly, at June 30, 2006, the tax basis balance sheet and the book basis balance sheet are estimated to be the same, and therefore, no deferred taxes are recognized with respect to Software Spectrum. This pro forma adjustment is preliminary as the purchase price allocation, including the allocation between U.S. and non-U.S. jurisdictions, has not yet been finalized, and non-U.S. jurisdictions do not have a section 338(h)(10) election equivalent.
(D)	To eliminate Software Spectrum’s historical goodwill and record the goodwill resulting from the Acquisition.
(E)	To eliminate Software Spectrum’s historical identifiable intangibles and record the identifiable intangibles resulting from the Acquisition.
(F)	To record deferred financing fees paid of $1,552,000.
(G)	To eliminate intercompany amounts totaling $9,594,000 due to Software Spectrum’s former parent not assumed in the Acquisition.
(H)	To eliminate Software Spectrum’s historical stockholders’ equity accounts.

(I)	To adjust Software Spectrum’s historical sales of software maintenance contracts to conform to Insight’s net sales revenue recognition policy.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)
(J)	To eliminate Software Spectrum’s historical amortization of identifiable intangibles and record the amortization of identifiable intangibles resulting from the Acquisition.
(K)	To record the increase in interest expense and the amortization of the deferred financing fees. The interest expense is calculated based on a current weighted average interest rate of 5.98%, resulting from the borrowings under our financing facilities to fund the purchase price. The impact on interest expense of a 1/8% change in interest rates would be approximately $155,000 and $310,000 for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively.
(L)	To reflect the income tax effect of the pro forma adjustments using an effective rate of 39.5%.